*Certain confidential information contained in this document, marked by the brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 10.77

AMENDMENT NO. 2
TO THE
ENBREL® SUPPLY AGREEMENT

This Amendment No. 2 (“Amendment No. 2”) is made this 3rd day of June, 2002 (the “Amendment No. 2 Effective Date”) by and among IMMUNEX CORPORATION, a corporation of the State of Washington, having its principal place of business at 51 University Street, Seattle, Washington 98101, U.S.A., together with its Affiliates (“Immunex”), WYETH (formerly known as American Home Products Corporation), a corporation of the State of Delaware having its corporate headquarters at Five Giralda Farms, Madison, New Jersey 07940, U.S.A. (“Wyeth”), and BOEHRINGER INGELHEIM PHARMA KG, a German corporation having a place of business at Birkendorfer Straße 65, 88397 Biberach an der Riss, Federal Republic of Germany (“BIP”), and amends the Enbrel Supply Agreement effective as of November 5, 1998, by and among Immunex, Wyeth, and BIP, and amended in Amendment No. 1 as of June 27, 2000 (the “Agreement”).

WHEREAS, Immunex, Wyeth and BIP have entered into a certain Agreement for BIP’s supply of Enbrel® (etanercept) to Immunex and Wyeth;

WHEREAS, the Parties have determined that it would be advantageous for the manufacture of Enbrel to be relocated from the Original Biberach Facility, also known as H84, to [*], known as the [*] (the “[*] Biberach Facility”);

WHEREAS, the Parties have also determined that it would be advantageous to change the [*] for manufacturing Enbrel from the [*];

WHEREAS, the development work related to the transfer to the [*] is addressed in the [*]; and

WHEREAS, pursuant to Section 23.9 of the Agreement, the Agreement may only be amended and supplemented by a written instrument signed by the Parties.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intending to be legally bound, hereby agree as follows:

1.  Capitalized Terms.    All initially capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

*	Confidential Treatment Requested.

2.  Amended Definitions.    Section 1.36 and 1.56 of the Agreement shall be amended and restated to read as follows:

1.36 [*]

1.56 [*]

3.  New Definitions.    Section 1.66 of the Agreement shall be amended to add the following new definitions:

Section
“Additional H84 Unused Capacity”	5.10(a)(4)
“Baseline Accepted Unused Capacity”	5.10(a)(4)
[*]	5.3(c)(i)
[*]	5.3(c)(iii)
[*]	5.3(c)(iii)
“Post-Transition Years”	5.10(a)(3)
[*]	3.5(b)(3)
“[*]Pricing Runs”	24.1(g)
“Transition Years”	5.10(a)(2)

4.  Relocation [*].    A new Section 3.5 shall be added to the Agreement as follows:

3.5  Relocation of Manufacturing and [*].

(a)  Relocation.    BIP shall undertake to relocate manufacture of the Product from the Original Biberach Facility to the [*] Biberach Facility, by performing the activities set forth on Amendment No. 2 Exhibit A and in accordance with the schedule set forth on Amendment No. 2 Exhibit B, each of which is attached hereto and made a part hereof.

(b)  Conversion to [*]

(1)  BIP shall undertake to convert from manufacturing the Product using the [*] to using the [*] by performing the activities set forth on Amendment No. 2 Exhibit A. Subject to Section 3.5(b)(2) below, BIP shall use all commercially reasonable efforts to convert manufacture of the Product [*] as soon as reasonably practicable.

(2)  BIP shall begin manufacturing in the [*] Biberach Facility using the [*] and shall continue to perform the conversion activities described in Section 3.5(b)(1) above, according to the schedule set forth on Amendment No. 2 Exhibit B attached hereto and made a part hereof. Immunex and Wyeth shall bear the additional costs of

*	Confidential Treatment Requested.

the activities associated with using the [*] in the [*] Biberach Facility, which activities and costs are described on Amendment No. 2 Exhibit C attached hereto and made a part hereof. In the event that the Parties mutually agree to delay conversion to [*] beyond the schedule set forth in Amendment No. 2 Exhibit B, the Parties shall agree in writing on revised versions of Amendment No. 2 Exhibit A and Amendment No. 2 Exhibit B, as applicable, by incorporating the changes as are appropriate under the circumstances.

(3)  Notwithstanding the foregoing, the [*] will not be used to manufacture Product in any other commercial manufacturing facility in the world prior to its implementation in the [*] Biberach Facility, except that Immunex may at its discretion use [*] to manufacture Product at [*] prior to use of such [*] in the [*] Biberach Facility. In the event that [*] is used in the [*] prior to its use in the [*] Biberach Facility, then (i) the Parties shall cooperate in good faith to transfer all applicable data and information about the [*] to BIP to facilitate implementation of [*] into the [*] Biberach Facility, and (ii) Immunex and Wyeth shall use all commercially reasonable efforts to facilitate BIP’s validation and launch of the [*] to manufacture commercial Product in the [*] Biberach Facility within one (1) year following initial use of such [*] to manufacture commercial Product [*].

5.  Maximum Request; Annual Minimum; Unused Production Capacity.    Section 5.10(a) of the Agreement shall be amended and restated as follows:

5.10  Maximum Request; Annual Minimum.

(a)  Maximum Request.

(1)  Maximum Request.    Subject to Section 5.10(c) below, beginning on [*] and continuing through [*], the annual Maximum Request in the Agreement shall be equal to the Annual Minimum as defined in Section 5.10(b) below. Immunex and Wyeth hereby waive their ability to reduce the Maximum Request below the Annual Minimum under Section 5.1(b) hereof until an effective date of [*] at the earliest, except to the extent otherwise permitted in Section 5.10(c) below. Subject to Section 5.10(c) below, beginning on [*] and continuing through the end of the Supply Term, Immunex and Wyeth shall be entitled to reduce the Maximum Request (unless otherwise agreed in writing among the Parties, to be calculated by using the original Maximum

*Confidential	Treatment Requested.

Request herein) by no more than [*] percent ([*]%) per Calendar Year by providing at least the required [*] prior written notice to BIP (e.g., notice by [*] for a potential reduction in the Maximum Request effective as of [*], etc.). Moreover, the absolute minimum of the Maximum Request after permitted reductions under Section 5.1(b) of the original Agreement shall always be the required capacity for [*] of Bulk Drug Substance calculated in accordance with the original Production Assumptions herein.

In addition to the Maximum Request, BIP shall be bound to provide the following Bulk Drug Substance Runs in the Original Biberach Facility to Immunex and Wyeth:

(i)  To the extent that BIP acquires any Original Additional Run or Subsequent Additional Run as a result of its Outsourcing Activities, (A) all such Original Additional Runs shall be reserved for Buyer through [*] and (B) Buyer shall have a ROFR for any Subsequent Additional Run during Calendar Years [*] and [*], and such ROFR shall be exercised according to Section 24.1(d)(2) hereof.

(ii)  To the extent that BIP enters into a binding commitment, pursuant to Section 5.10(a)(2) below, to provide a number of Bulk Drug Substance Runs that exceeds the Maximum Request in a Transition Year, such commitment shall be binding on the Parties.

(iii)  BIP shall provide the Baseline Accepted Unused Capacity, as well as any Additional H84 Unused Capacity reserved by Immunex and Wyeth, in accordance with Section 5.10(a)(4) below.

(2)  The number of Bulk Drug Substance Runs currently planned by BIP, as of the Amendment No. 2 Effective Date, for the Calendar Years [*] through [*] (each, a “Transition Year,” and together, the “Transition Years”) are set forth on Amendment No. 2 Exhibit B attached hereto and made a part hereof. The number of Bulk Drug Substance Runs set forth on Amendment No. 2 Exhibit B shall be binding on the Parties for the Calendar Year [*], subject to the other terms of this Agreement, but shall not be binding for Calendar Years [*] and [*]. By no later than June 30 of the Calendar Years [*] and [*], BIP shall inform Immunex in writing of the actual number of Bulk Drug

*	Confidential Treatment Requested.

Substance Runs scheduled for the immediately following Transition Year and such written statement shall be binding on the Parties, subject to the other terms of this Agreement. Notwithstanding anything herein to the contrary, BIP shall remain obligated to provide the Annual Minimum required under the Agreement for each Transition Year.

(3)  For Calendar Years [*] through [*] (each, a “Post-Transition Year,” and together, the “Post-Transition Years”), BIP shall be obligated to provide the Annual Minimum of Bulk Drug Substance Runs in the [*] Biberach Facility.

(4)  BIP hereby offers Immunex and Wyeth, and Immunex and Wyeth hereby accept, [*] Bulk Drug Substance Runs, using [*], in the Original Biberach Facility, for each Post-Transition Year. Such [*] additional Bulk Drug Substance Runs shall be considered Accepted Unused Capacity subject to Section 5.1(a)(3) of the Agreement and shall be hereinafter referred to as the “Baseline Accepted Unused Capacity”. [*]

In addition, BIP shall offer to Immunex and Wyeth the then available additional unused production capacity in the Original Biberach Facility beyond the Baseline Accepted Unused Capacity (the “Additional H84 Unused Capacity”) and shall make such offer in writing for each Post-Transition Year at least [*] Calendar Years prior to the commencement of such Post-Transition Year. Any such Additional H84 Unused Capacity shall be for manufacture of the Product [*]. Upon receipt of such written notice from BIP, Immunex and Wyeth shall have a period of [*] days in which to provide written notice to BIP that Immunex and Wyeth wish to reserve all or any portion of such Additional H84 Unused Capacity for the production of additional kg of Bulk Drug Substance and, if Immunex and Wyeth accept any such capacity, it shall be deemed Accepted Unused Capacity subject to Section 5.1(a)(3) of the Agreement. [*]

Notwithstanding the foregoing, beginning on [*] and continuing through the end of the Supply Term, Immunex and Wyeth shall be entitled to reduce the Baseline Accepted Unused Capacity by no more than [*] per Calendar Year by providing at least [*] prior written notice to BIP (e.g., notice by [*] for a potential reduction in the Baseline Accepted Unused Capacity effective as of [*], etc.).

*	Confidential Treatment Requested.

(5)  BIP’s obligations under Sections 5.1(a)(3) and 24.1(d) of the Agreement shall be deemed satisfied by: (A) BIP’s offer of Bulk Drug Substance Runs during the Transition Years, as set forth in Section 5.10(a)(2) above, and (B) BIP’s offer of the Baseline Accepted Unused Capacity and any Additional H84 Unused Capacity, as set forth in Section 5.10(a)(4) above. BIP shall have no obligation under Sections 5.1(a)(3) and 24.1(d) of the Agreement to offer Immunex and Wyeth unused production capacity in the [*] Biberach Facility.

6.  Pricing of [*].    Section 5.3(c) of the Agreement shall be amended and restated as follows:

5.3  Adjustment of Bulk Drug Substance Pricing Based on Production Assumptions.

(c) [*]

7.  Price Adjustments Applicable to [*].    New Section 5.3(d) shall be added to the Agreement as follows:

5.3  Adjustment of Bulk Drug Substance Pricing Based on Production Assumptions.

(d) [*]

8.  Extension of Supply Term of Agreement.    Section 19.1 of the Agreement shall be amended and restated as follows:

19.1  Term; Renewal.

Unless sooner terminated pursuant to the terms of this Agreement, the term of this Agreement shall commence upon the Effective Date and shall continue thereafter until at least [*] (the “Supply Term”). This Agreement and the Supply Term shall automatically continue from Calendar Year-to-Calendar Year thereafter unless terminated by either Party by providing at least [*] prior written notice to the other Party, provided that neither Party may provide such notice prior to the end of the [*] Contract Year, i.e., [*]. For purposes of this Section 19.1, Immunex and Wyeth shall be deemed the same Party.

9. [*]

10. [*] Pricing.

*	Confidential Treatment Requested.

(a)  Section 24.1(c)(3) of the Agreement shall be amended and restated as follows:

(3)  [*] that is performed per year for Calendar Years [*], [*] and [*] (for each of these [*] Calendar Years, the additional Bulk Drug Substance Runs made available by BIP to Immunex and Wyeth in the particular Calendar Year shall be referred to as the “Subsequent Additional Runs”), provided, however, that the number of Bulk Drug Substance Runs that are performed in each of [*] (for the last [*] of [*]), [*], [*] and [*] that are eligible for the DM [*] pricing shall not exceed the difference between the number of actual Bulk Drug Substance Runs that are performed between [*] to [*] and [*] Bulk Drug Substance Runs (comprised of the [*] carryover Bulk Drug Substance Runs + [*] Bulk Drug Substance Runs in [*] + [*] Bulk Drug Substance Runs in [*]), and provided further that [*] pricing as set forth in this Section 24.1(c)(3) shall be available for no more than [*] Bulk Drug Substance Runs per Calendar Year in each of [*], [*], and [*].

(b)  A new Section 24.1(g) shall be added to the Agreement as follows:

(g)  [*] Pricing.    In addition to the runs that are eligible for [*] pricing in each of the Calendar Years [*], [*] and [*] as calculated under Amendment No. 1, BIP will be eligible to receive new [*] pricing, instead of [*] pricing, on certain additional Bulk Drug Substance Runs of the Product [*] in each of the years [*], [*], [*] and [*] (the “[*]Pricing Runs”). The Bulk Drug Substance Runs that are eligible to be [*] Pricing Runs are:

(1)  any Bulk Drug Substance Runs beyond the initial [*] Bulk Drug Substance Runs in each of Calendar Years [*], [*] and [*] (i.e., those Bulk Drug Substance Runs beyond the initial [*] per Calendar Year that are not already eligible to receive [*] pricing as calculated under Amendment No. 1) and

(2)  any Bulk Drug Substance Runs beyond the initial [*] Bulk Drug Substance Runs in Calendar Year [*].

For purposes of calculating the [*] runs in [*] through [*] and the [*] runs in [*], Bulk Drug Substance Runs [*] shall be included; provided, however, that only Bulk Drug Substance Runs [*] are eligible to be [*] Pricing Runs that receive the [*]

*	Confidential Treatment Requested.

pricing described in this paragraph. The [*] pricing for the [*] Pricing Runs shall be the then current Product Price, plus a payment of DM [*] for each successful [*] Pricing Run of the Product [*] that results in Finished Product meeting the Specifications. Notwithstanding anything in this Agreement to the contrary, BIP shall not be entitled to receive (x) any [*] pricing under Amendment No. 1 or any [*] pricing under this Amendment No. 2 on Bulk Drug Substance Runs [*], or (y) any [*].

11.  Effect of Amendment No. 2 on Agreement.    Except as otherwise set forth in this Amendment No. 2, all other terms and provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Agreement, as amended by Amendment No. 1, and the terms and conditions of this Amendment No. 2, the terms and conditions of this Amendment No. 2 shall control.

12.  Counterparts.    This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

[This space is intentionally left blank.]

*	Confidential Treatment Requested.

IN WITNESS WHEREOF, the Parties have, by their duly authorized persons, executed this Amendment No. 2 as of the Amendment No. 2 Effective Date.

IMMUNEX CORPORATION		WYETH

By:	/S/ PEGGY V. PHILLIPS	By:	/S/ JEFFREY S. SHERMAN

Name:	Peggy V. Phillips	Name:	Jeffrey S. Sherman

Title:	Executive Vice President Chief Operating Officer	Title:	Vice President & Associate General Counsel

Date:	June 3, 2002	Date:	June 5, 2002

BOEHRINGER INGELHEIM PHARMA KG

PPA		PPA

By:	/S/ ROLF WERNER	By:	/S/ WOLFRAM CARIUS

Name:	Rolf Werner	Name:	Wolfram Carius

Title:	Head CD Biopharma	Title:	Head Biopharmaceuticals

Date:	June 18, 2002	Date:	June 18, 2002

Appendices:

Amendment No. 2 Exhibit A:	[*] (former Appendix LOI—1)
Amendment No. 2 Exhibit B:	Implementation [*] in [*] Plant (former Appendix LOI—2.2)
Amendment No. 2 Exhibit C:	Master Plan [*] BackUp (former Appendix LOI—5.2)
Amendment No. 2 Exhibit D:	Implementation [*] into [*] Plant (former Appendix LOI—2.1) (attached for reference)

*	Confidential Treatment Requested.